Exhibit 5.1

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
ONE MANHATTAN WEST
NEW YORK, NY 10001
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September 3, 2025

Via Transportation, Inc.
14 5th Ave, 17th Floor
New York, NY, 10011
Re:    Via Transportation, Inc.
Registration Statement on Form S-1
Ladies and Gentlemen:
We have acted as special United States counsel to Via Transportation, Inc., a Delaware corporation (the “Company”), in connection with the public offering by the Company of up to 8,749,999 shares of Class A common stock, par value $0.00001 per share (“Class A Common Stock”), of the Company (including up to 1,607,142 shares of Class A Common Stock subject to an over-allotment option) (the “Company Shares”), and the resale by selling stockholders (the “Selling Stockholders”) of (a) 992,340 shares of Class A Common Stock to be issued by the Company to the Selling Stockholders immediately prior to the consummation of the offering of the Shares (as defined below) upon the exercise of stock options (the “Secondary Option Exercise Class A Shares”) and (b) an additional 2,579,087 shares of Class A Common Stock to be held by the Selling Stockholders immediately prior to the consummation of the offering of the Shares (the “Secondary Outstanding Class A Shares”).
The Secondary Outstanding Class A Shares consist of (i) 583,631 shares of Class A Common Stock to be held by the Selling Stockholders immediately prior to the consummation of the offering of the Shares following the reclassification into shares of Class A Common Stock of 583,631 shares of Common Stock, par value $0.00001 per share (“Pre-IPO Common Stock”), of the Company held by such Selling Stockholders as of the date hereof (the “Secondary Outstanding Pre-IPO Common Shares”), and (ii) 1,994,851 shares of Class A Common Stock to be held by the Selling Stockholders immediately prior to the consummation of the offering of the Shares following (x) the conversion into shares of Pre-IPO Common Stock of 1,994,851 shares of Preferred Stock, par value $0.00001 per share, of the Company held by such Selling

Via Transportation, Inc.
September 3, 2025

Stockholders as of the date hereof (the “Secondary Outstanding Preferred Shares”) and (y) the reclassification into shares of Class A Common Stock of such shares of Pre-IPO Common Stock.
We have been advised that the Secondary Outstanding Pre-IPO Common Shares and Secondary Outstanding Preferred Shares were issued pursuant to the agreements listed on Schedule I (the “Secondary Outstanding Share Acquisition Agreements”) or option award agreements in substantially the form of the Award Agreement (as defined below). The Company Shares, the Secondary Option Exercise Class A Shares and the Secondary Outstanding Class A Shares are collectively referred to herein as the “Shares.”
This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933 (the “Securities Act”).
In rendering the opinions stated herein, we have examined and relied upon the following:
(a)    the registration statement on Form S-1 (File No. 333-289624) of the Company relating to the Shares filed on August 15, 2025 with the Securities and Exchange Commission (the “Commission”) under the Securities Act, and Pre-Effective Amendment No. 1 thereto, including the information deemed to be a part of the registration statement pursuant to Rule 430A of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”) (such registration statement, as so amended, being hereinafter referred to as the “Registration Statement”);
(b)    the form of the Underwriting Agreement (the “Underwriting Agreement”) proposed to be entered into among the Company, the Selling Stockholders and Goldman Sachs & Co. LLC, as representative of the several underwriters named therein (the “Underwriters”), relating to the sale by the Company to the Underwriters of the Company Shares and the sale by the Selling Stockholders to the Underwriters of the Secondary Option Exercise Class A Shares and the Secondary Outstanding Class A Shares, filed as Exhibit 1.1 to the Registration Statement;
(c)    executed copies of the Secondary Outstanding Share Acquisition Agreements;
(d)    copies of the Company’s 2012 Equity Incentive Plan and the Company’s 2018 Equity Incentive Plan (collectively, the “Current Equity Plans”), and the form of Stock Option Award Agreement thereunder (the “Award Agreement”);
(e)    an executed copy of a certificate of Erin H. Abrams, Chief Legal Officer and Secretary of the Company, dated the date hereof (the “Secretary’s Certificate”);
(f)    a copy of the Company’s Certificate of Incorporation, as filed with the Secretary of State of the State of Delaware on May 29, 2012;

Via Transportation, Inc.
September 3, 2025

(g)    a copy of the Company’s Amended and Restated Certificate of Incorporation, as filed with the Secretary of State of the State of Delaware on March 12, 2014, certified pursuant to the Secretary’s Certificate;
(h)    a copy of the Company’s Amended and Restated Certificate of Incorporation, as filed with the Secretary of State of the State of Delaware on March 17, 2015, certified pursuant to the Secretary’s Certificate;
(i)    a copy of the Company’s Amended and Restated Certificate of Incorporation, as filed with the Secretary of State of the State of Delaware on April 20, 2016 (the “April 2016 Restated Certificate”), certified pursuant to the Secretary’s Certificate;
(j)    a copy of Amendment No. 1 to the April 2016 Restated Certificate, as filed with the Secretary of the State of Delaware on July 25, 2016, certified pursuant to the Secretary’s Certificate;
(k)    a copy of the Company’s Amended and Restated Certificate of Incorporation, as filed with the Secretary of State of the State of Delaware on October 2, 2017, certified pursuant to the Secretary’s Certificate;
(l)    a copy of the Company’s Amended and Restated Certificate of Incorporation, as filed with the Secretary of State of the State of Delaware on March 26, 2020, certified pursuant to the Secretary’s Certificate;
(m)    a copy of the Company’s Amended and Restated Certificate of Incorporation, as filed with the Secretary of State of the State of Delaware on March 1, 2021, certified pursuant to the Secretary’s Certificate;
(n)    a copy of the Company’s Amended and Restated Certificate of Incorporation, as filed with the Secretary of State of the State of Delaware on June 21, 2021, certified pursuant to the Secretary’s Certificate;
(o)    a copy of the Company’s Amended and Restated Certificate of Incorporation, as filed with the Secretary of State of the State of Delaware on November 4, 2021, certified pursuant to the Secretary’s Certificate;
(p)    a copy of the Company’s Amended and Restated Certificate of Incorporation, as filed with the Secretary of State of the State of Delaware on February 2, 2023 (the “February 2023 Restated Certificate”), certified pursuant to the Secretary’s Certificate;
(q)    a copy of Amendment No. 1 to the February 2023 Restated Certificate, as filed with the Secretary of State of the State of Delaware on October 24, 2024, certified pursuant to the Secretary’s Certificate;
(r)    the form of the Company’s Amended and Restated Certificate of Incorporation, to be in effect immediately prior to the consummation of the offering of the

Via Transportation, Inc.
September 3, 2025

Shares, filed as Exhibit 3.2 to the Registration Statement (the “New Certificate of Incorporation”);
(s)    a copy of the Company’s Bylaws, as in effect as of August 12, 2025, August 29, 2025 and the date of each of the resolutions set forth on Schedule II, and in effect as of the date hereof, certified pursuant to the Secretary’s Certificate (the “Historical Bylaws”);
(t)    the form of the Company’s Amended and Restated Bylaws, to be in effect immediately prior to the consummation of the offering of the Shares, filed as Exhibit 3.4 to the Registration Statement (the “New Bylaws”);
(u)    copies of certain resolutions of the Board of Directors of the Company adopted on the dates listed on Schedule II, certified pursuant to the Secretary’s Certificate; and
(v)    copies of certain resolutions of the Board of Directors of the Company adopted on August 12, 2025 and August 29, 2025, certified pursuant to the Secretary’s Certificate.
We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and the Selling Stockholders and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and the Selling Stockholders and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.
In our examination, we have assumed the genuineness of all signatures, including electronic signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photocopied copies, and the authenticity of the originals of such copies. With respect to our opinion set forth in paragraph 2 below, we have assumed that (i) the Company received the consideration for the Secondary Outstanding Pre-IPO Common Shares and Secondary Outstanding Preferred Shares set forth in the Secondary Outstanding Share Acquisition Agreements and the applicable board resolutions and (ii) the issuance of the Secondary Outstanding Pre-IPO Common Shares and Secondary Outstanding Preferred Shares has been registered in the Company’s share registry. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and the Selling Stockholders and others and of public officials, including the facts and conclusions set forth in the Secretary’s Certificate, the Historical Charters (as defined below) and the Historical Bylaws (as defined below) and the factual representations and warranties set forth in the Underwriting Agreement and the Secondary Outstanding Share Acquisition Agreements.
We do not express any opinion with respect to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware (the “DGCL”).
As used herein, “Historical Charters” means those documents listed in paragraphs (f) through (q) above.

Via Transportation, Inc.
September 3, 2025

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that:
1.    When (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) the Underwriting Agreement has been duly authorized, executed and delivered by the Company and the other parties thereto; (iii) the New Certificate of Incorporation has been filed with the Secretary of State of the State of Delaware and has become effective; (iv) the Board of Directors of the Company, including any appropriate committee appointed thereby, has taken all necessary corporate action to approve the issuance and sale of the Company Shares and related matters, including the price per share of the Company Shares; and (v) the Company Shares are registered in the Company’s share registry and delivered upon payment of the consideration therefor determined by the Board of Directors, the Company Shares, when issued and sold in accordance with the provisions of the Underwriting Agreement, will be duly authorized by all requisite corporate action on the part of the Company under the DGCL and validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than $0.00001 per Company Share.
2.    The Secondary Outstanding Class A Shares have been duly authorized by all requisite corporate action on the part of the Company under the DGCL and, when the New Certificate of Incorporation has been filed with the Secretary of State of the State of Delaware and has become effective, will be validly issued, fully paid and nonassessable.
3.    The Secondary Option Exercise Class A Shares have been duly authorized by all requisite corporate action on the part of the Company under the DGCL and, when (i) the New Certificate of Incorporation has been filed with the Secretary of State of the State of Delaware and has become effective and (ii) the Secondary Option Exercise Class A Shares are registered in the Company’s share registry and issued, sold and delivered to the Selling Stockholders upon payment of the consideration set forth in, and otherwise in accordance with the provisions of, the relevant Award Agreement, the relevant Current Equity Plan and the applicable board resolutions, will be validly issued, fully paid and nonassessable.
In addition, in rendering the foregoing opinions, we have assumed that:
(a)    the Company’s issuance of the Company Shares and the Secondary Option Exercise Class A Shares does not and will not, and the Company’s issuance of the Secondary Outstanding Pre-IPO Common Shares and Secondary Outstanding Preferred Shares did not, except to the extent expressly stated in the opinions contained herein, violate any statute to which the Company or such issuance is or was subject;
(b)    the Company’s issuance of the Company Shares and the Secondary Option Exercise Class A Shares does not and will not constitute a violation of, or a breach under, or require the consent or approval of any other person under, any agreement or instrument binding on the Company (except that we do not make this assumption with respect to (x) the New Certificate of Incorporation or the New Bylaws or (y) those agreements or instruments expressed to be governed by the laws of the State of New York which are listed in Part II of the

Via Transportation, Inc.
September 3, 2025

Registration Statement (although we have assumed compliance with any covenant, restriction or provision with respect to financial ratios or tests or any aspect of the financial condition or results of operations of the Company contained in such agreements or instruments));
(c)    the Company’s issuance of the Secondary Outstanding Pre-IPO Common Shares and Secondary Outstanding Preferred Shares did not constitute a violation of, or a breach under, or require the consent or approval of any other person under, any agreement or instrument binding on the Company (except that we do not make this assumption with respect to the Historical Charters and Historical Bylaws); and
(d)    we have assumed that the Company’s authorized capital stock when the Secondary Outstanding Pre-IPO Common Shares and Secondary Outstanding Preferred Shares were issued was as set forth in the applicable Historical Charters and Historical Bylaws, and we have relied solely on certified copies thereof issued by the Secretary of State of the State of Delaware and have not made any other inquiries or investigations; and
(e)    we have assumed that the Company’s authorized capital stock will be as set forth in the New Certificate of Incorporation and have not made any other inquiries or investigations.
We hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus forming part of the Registration Statement. We also hereby consent to the filing of this opinion letter with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP

JAW

Schedule I

Schedule II